                               EXHIBIT 23 (j)(ii)

                             CONSENT OF INDEPENDENT
                             ----------------------
                        REGISTERED PUBLIC ACCOUNTING FIRM
                        ---------------------------------

    We consent to the references to our Firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment NO. 31 to the Registration Statement (Form N-1A No. 2-66073) dated October 31, 2005, of NRM Investment Company of our report dated October 26, 2005, included in the 2005 annual report to shareholders of NRM Investment Company.



                             /s/Beard Miller Company, LLP
                             ----------------------------
                             BEARD MILLER COMPANY, LLP

Reading, Pa.
10/26/05